                                                                  EXHIBIT 3.3


                             ARTICLES OF INCORPORATION
                                        OF
                                  ASC MERGER CORP.


                                         NAME

     One:  The name of the corporation is:  ASC Merger Corp.

                                       PURPOSE

     Two: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  AGENT FOR SERVICE

     Three: The name in the State of California of the corporation's initial agent for service of process is:
     CORPORATION SERVICE COMPANY WHICH WILL DO BUSINESS IN CALIFORNIA AS CSC-LAWYERS INCORPORATING SERVICE

                                  AUTHORIZED SHARES

     Four: The corporation is authorized to issue only one class of shares of stock; the total number of shares which the corporation is authorized to issue is one hundred (l00) designated as Common Stock, with a par value of $.00l per share.

                        LIABILITY OF DIRECTORS/INDEMNIFICATION

     Five: (a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (b) The Corporation is authorized to provide for, whether by bylaw, agreement or resolution of the Board of Directors or shareholders of the Corporation the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the Corporation in excess of that expressly permitted by such

Section 317 for breach of duty to the Corporation and its shareholders to the fullest extent permissible under California law.

     (c) Any repeal or modification of the foregoing provisions of this Article Five by the shareholders of the Corporation shall not adversely affect any right or protection of a director or agent of the Corporation existing at the time of such repeal or modification.

DATE:  December 28, 1993

                                /S/ CATHERINE A. TRIENEN
                                ------------------------------
                                Catherine A. Treinen
                                Incorporator

===============================================================================






                                AGREEMENT OF MERGER


                                       Among

                       AEROSOL SERVICES HOLDING CORPORATION,

                                  ASC MERGER CORP.

                                        and

                           AEROSOL SERVICES COMPANY, INC.


                           Dated as of February 14, 1994






===============================================================================

                                  TABLE OF CONTENTS

SECTION                                                                     PAGE
                                      ARTICLE I
                                      THE MERGER

1.01 The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.02 Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.03 Effect of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . . 2
1.04 Certificate of Incorporation; By-Laws . . . . . . . . . . . . . . . . . 2
1.05 Directors and Officers. . . . . . . . . . . . . . . . . . . . . . . . . 3
1.06 Conversion of Securities. . . . . . . . . . . . . . . . . . . . . . . . 3
1.07 Surrender of Shares; Stock Transfer Books . . . . . . . . . . . . . . . 3

                                      ARTICLE II
                                    MISCELLANEOUS

2.01 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
2.02 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
2.03 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
2.04 Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

                                 AGREEMENT OF MERGER

          AGREEMENT OF MERGER, dated as of February 14, 1994 (the
"AGREEMENT") among AEROSOL SERVICES HOLDING CORPORATION, a Delaware corporation ("PARENT"), ASC MERGER CORP., a California corporation and a wholly-owned subsidiary of Parent ("ASC MERGER"), and AEROSOL SERVICES COMPANY, INC., a California corporation (the "COMPANY").

          WHEREAS, the Boards of Directors of Parent, ASC Merger and the Company have each determined that it is in the best interests of their respective shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein, and

          WHEREAS, in furtherance thereof, and as more fully described in a Purchase and Merger Agreement dated February 14, 1994 (the "Agreement of Purchase and Merger"), it is proposed that ASC Merger shall make an offer (the "OFFER") to merge with the Company and thus acquire all of the business of the Company, and through which merger, each share of the issued and outstanding common stock of the Company, par value $10.00 per share (the "COMPANY COMMON STOCK") (all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "SHARES") shall be exchanged for (i) $5,763.69 per share (the "PER SHARE AMOUNT" net to the sellers in cash, subject to adjustment as provided in Section 2.01 of the Agreement of Purchase and Merger; (ii) $540.35 per share (the "PER SHARE CONVERSION") in face amount of the 10% Cumulative Redeemable Preferred Stock of Parent; and

          WHEREAS, the Board of Directors of the Company has unanimously approved the making of the Offer and resolved and agreed to recommend that shareholders of the Company approve the Offer; and

          WHEREAS, also in furtherance or such acquisition, the Boards of Directors of Parent, ASC Merger and the Company have each approved the merger (the "MERGER") of the Company with and into ASC Merger following the Offer in accordance with the California Corporation Code of the State of California ("California Law") and upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, ASC merger and the Company hereby agree as follows:

                                       ARTICLE I
                                      THE MERGER

     SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions precedent set forth in Sections 8.01 and 8.02 of the Purchase and Merger Agreement and in accordance with California Law at the Effective Time (as defined in Section 1.02) the Company shall be merged with and into ASC Merger. As a result of the Merger, the separate corporate existence of the Company shall cease and ASC Merger shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION").

     SECTION 1.02. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in
Section 8.01 and 8.02 of the Purchase and Merger Agreement the parties hereto shall cause the Merger to be consummated by filing this Agreement or a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of California, in such form as required by and executed in accordance with the relevant provisions of California Law (the date and time of such filing being the "EFFECTIVE TIME").

     SECTION 1.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and ASC Merger shall vest in the Surviving Corporation, and all debts, liabilities and duties of the company and ASC Merger shall become the debts, liabilities and duties of the Surviving Corporation.

     SECTION 1.04. ARTICLES OF INCORPORATION, BY-LAWS. (a) Unless otherwise determined by parent prior to the Effective Time, at the Effective Time the Articles of Incorporation of ASC Merger, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; PROVIDED, HOWEVER that, at the Effective Time, Article First of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "FIRST: The name of the corporation is Aerosol Services Company, Inc."

     (b) The By-Laws of ASC Merger, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.05. DIRECTORS AND OFFICERS. The directors of such ASC Merger immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of ASC Merger immediately prior to the Effective Time shall be the initial officers of the surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     SECTION 1.06. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of ASC Merger, the Company or the holders of any of the following securities:

     (a) Each Share issued and outstanding immediately prior to the Effective Time shall be cancelled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash and the Per Share conversion in 10% Cumulative Redeemable Preferred Stock of Parent (the "MERGER CONSIDERATION") payable and issuable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share in the manner provided in Section 1.07.

     (b) Each share of Company Common Stock held in the treasury of the Company and each share held by ASC Merger, Parent or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto.

     (c) Each share of common stock, par value $.001 per share, of ASC merger issued and outstanding immediately prior to the Effective Time shall remain outstanding as a fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     SECTION 1.07. SURRENDER OF SHARES. Promptly after the Effective Time, the Surviving Corporation shall cause to be delivered to each record holder, as of the Effective Time, of an outstanding certificate or certificates which immedi-ately prior to the Effective Time represented Shares (the "Certificates") instructions for use in effecting the surrender of the Certificates for Payment of the Merger Consideration therefor. Upon surrender to the Surviving Corporation of a Certificate, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate, and such Certificate shall then be cancelled. No interest shall be paid or accrued for the benefit of holders of the Certificates on the Merger Consideration payable upon the surrender of the Certificates. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable.

     (b) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.


                                ARTICLE II
                               MISCELLANEOUS

     SECTION 2.01. GOVERNING LAW. The validity, interpretation and effect of this Agreement shall be exclusively governed by, and construed in accordance with, the laws of the State of California.

     SECTION 2.02. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and delivered in person (including by courier) or by telecopy, or sent by certified mail, postage prepaid, and properly addressed as follows:

          TO THE COMPANY:

          Aerosol Services Company, Inc.
          425 So. Ninth Avenue
          City of Industry, California  91746


          WITH A COPY TO:

          Kindel & Anderson
          355 South Flower Street
          Los Angeles, California  90071
          Attn:  Hugh Boss, Esq.


          TO PARENT OF ASC MERGER:

          c/o The Gordon + Morris Group
          620 Newport Center Drive
          Suite 1400
          Newport Beach, California  92660
          Attn:  John H. Morris


          WITH COPIES TO:

          Jones, Day, Reavis & Pogue
          2600 Main Street
          Suite 900
          Irvine, California  92714-6232
          Attn:  Peter J. Tennyson


          All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 2.02 shall, if delivered personally (including delivery by courier) or by telecopy, be effective upon delivery and shall, if delivered by mail, be effective four (4) business days following deposit in the United States Mail, postage prepaid. Any party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such notice shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.

     SECTION 2.03. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all affixed together shall be deemed to be one and the same instrument.

     SECTION 2.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon any binding determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable and legally enforceable manner, to the end that the transactions contemplated hereby may be completed to the extent possible.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

AEROSOL SERVICES HOLDING                   AEROSOL SERVICES HOLDING
CORPORATION, a Delaware corporation        CORPORATION, a Delaware corporation


By:     /s/ BOBBIE J. HALL                 By:         /s/ JOHN H. MORRIS
   ----------------------------------         ----------------------------------
Title: VICE PRESIDENT AND ASSISTANT        Title:         PRESIDENT
          SECRETARY


ASC MERGER CORPORATION,                    ASC MERGER CORPORATION,
a California corporation                   a California corporation

By:     /s/ BOBBIE J. HALL                 By:     /s/ JOHN H. MORIS
   ----------------------------------         ----------------------------------
Title: VICE PRESIDENT AND ASSISTANT        Title:      PRESIDENT
           SECRETARY

AEROSOL SERVICES COMPANY, INC., a          AEROSOL SERVICES COMPANY, INC., a
California corporation                     California corporation

By:    /s/ BOBBIE J. HALL                  By:          /s/ WALTER K. LIM
   ----------------------------------         ----------------------------------
Title: VICE PRESIDENT AND ASSISTANT        Title:     PRESIDENT
          SECRETARY

                               CERTIFICATE OF APPROVAL
                                          OF
                                 AGREEMENT OF MERGER


Drew Adams certifies that:

l. He is the vice-president and the assistant secretary of ASC Merger Corp., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 91.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATED:  February 14, 1994

                              /s/ DREW ADAMS
                              ------------------------------
                              Drew Adams, Vice-President and
                                Assistant Secretary

                               CERTIFICATE OF APPROVAL
                                          OF
                                 AGREEMENT OF MERGER


Walter Lim and Howard Lim certify that:

1. They are the president and the secretary, respectively, of Aerosol Services Company, Inc., a California corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors and shareholders of the corporation.

3. The shareholder approval was by the holders of 100% of the outstanding shares of the corporation.

4. There is only one class of shares and the number of shares outstanding is 400.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE:  February 14, 1994


                                   /s/ WALTER K. LIM
                                   -----------------------------------
                                   Walter K.  Lim
                                   President



/s/ HOWARD C. LIM
-------------------------------
Howard C.  Lim
Secretary

                               CERTIFICATE OF APPROVAL
                                          OF
                                 AGREEMENT OF MERGER


Drew Adam certifies that:

l. He is the vice-president and the assistant secretary of Aerosol Services Holding Corporation, a Delaware corporation.

2. The Agreement of Merger in the form attached was duly approved by the board of directors of the corporation.

3. Shareholder approval was not required. The corporation is the parent of ASC Merger Corp., a constituent corporation in the merger. The corporation did not issue stock in the merger; its stock, which was exchanged in the merger, had previously been issued to ASC Merger Corp. for cash.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE:  February 14, 1994

                                   /s/ DREW ADAMS
                                   -----------------------------------
                                   Drew Adams, Vice-President and
                                      Assistant Secretary